Exhibit 99 (b)

CONSOLIDATED BALANCE SHEETS

	December 31,

	2000	1999

	(in millions)
ASSETS

Current assets:

Cash and cash equivalents	$760	$1,546

Accounts receivable, net:

General Motors and affiliates	3,308	3,817

Other customers	2,050	1,555

Inventories, net	1,707	1,749

Deferred income taxes	569	1,071

Prepaid expenses and other	209	73

Total current assets	8,603	9,811

Long-term assets:

Property, net	5,718	5,106

Deferred income taxes	2,043	1,930

Other	2,157	1,503

Total assets	$18,521	$18,350

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Notes payable and current portion of long-term debt	$1,559	$117

Accounts payable	2,871	3,096

Separation related obligation	247	1,515

Accrued liabilities	1,566	2,009

Total current liabilities	6,243	6,737

Long-term liabilities:

Long-term debt	1,623	1,640

Postretirement benefits other than pensions	4,573	4,254

Other	2,316	2,519

Total liabilities	14,755	15,150

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.01 par value, 1,350 million shares

authorized, 565 million shares issued in 2000 and 1999	6	6

Additional paid-in capital	2,450	2,601

Retained earnings	1,869	964

Accumulated translation adjustments	(463)	(324)

Treasury stock, at cost (5.2 million and 2.6 million shares in

2000 and 1999, respectively)	(96)	(47)

Total stockholders’ equity	3,766	3,200

Total liabilities and stockholders’ equity	$18,521	$18,350